                                                                  Exhibit(h)(32)


ING EQUITY TRUST


Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

                                      July 2, 2003


         Pursuant to the Third Amended and Restated Administrative Services Agreement dated August 1, 1998, as amended, between ING Equity Trust and ING Funds Services, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Principal Protection Fund VIII, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund VIII" to Schedule A of the Agreement. The Amended and Restated Schedule A is attached hereto.

         Please signify your acceptance to act as Administrator under the Agreement with respect to ING Principal Protection Fund VIII by signing below.

                                              Very sincerely,



                                              Robert S. Naka
                                              Senior Vice President
                                              ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC




By___________________________
     Michael J. Roland
     Executive Vice President





7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000               ING Equity Trust
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

                     FORM OF AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                         (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                             ING FUNDS SERVICES, LLC
                        (FORMERLY ING PILGRIM GROUP, LLC)


                                                   LAST CONTINUED/
            SERIES                                APPROVED BY BOARD            REAPPROVAL DATE
            ------                                -----------------            ---------------
ING Principal Protection Fund                     July 11, 2002               September 1, 2003
ING Principal Protection Fund II                  November 2, 2001            September 1, 2003
ING Principal Protection Fund III                 February 26, 2002           September 1, 2003
ING Principal Protection Fund IV                  May 24, 2002                September 1, 2003
ING Principal Protection Fund V                   August 20, 2002             September 1, 2003
ING Principal Protection Fund VI                  November 22, 2002           September 1, 2004
ING Principal Protection Fund VII                 November 22, 2002           September 1, 2004
ING Principal Protection Fund VIII*               November 22, 2002           September 1, 2004


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* This Amended and Restated Schedule A will be effective with respect to the
Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.